EXHIBIT 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) dated as of August __, 2009 (“Effective Date”) is entered into by and between Campbell-Sevey, Inc., a Minnesota corporation, (“Campbell-Sevey”), on the one hand, and Pacific Ethanol, Inc., a Delaware corporation, (“PEI”) on the other hand (collectively referred to herein as “Parties”).

I.           Recitals

Whereas, Campbell-Sevey and PEI entered into a certain Joinder Agreement on or about July 28, 2008, in which PEI is guarantor of its subsidiary Pacific Ethanol Imperial, LLC’s obligations under a Payment Agreement Pacific Ethanol Imperial, LLC entered into with Campbell-Sevey.

Whereas, a dispute arose between Campbell-Sevey and PEI as to PEI’s obligations as guarantor.

Whereas, Campbell-Sevey filed a lawsuit against PEI and Pacific Ethanol Imperial, LLC styled Campbell-Sevey, Inc. v. Pacific Ethanol, Inc. and Pacific Ethanol Imperial, LLC, Case No. 09-cv-00408-RPM in the United States District Court for the District of Colorado (the “Lawsuit”).

Whereas, the Parties desire to fully and finally settle, resolve and release each other from all claims and disputes they may have against each other on the terms set forth below.

II.           Terms

FOR AND IN CONSIDERATION of the compromise and full settlement of all claims and disputes, the Parties agree as follows:

1.   Entry of Consent Judgment Against PEI.  PEI consents to the entry of a consent judgment in the form attached hereto as Exhibit A.  Under the terms of the consent judgment, judgment shall enter against PEI in the amount of $1,909,555.76 and Campbell-Sevey shall not undertake any efforts to enforce or collect on the consent judgment until December 1, 2009.  Any amounts received by Campbell-Sevey on its claims in the assignment for benefit of creditors by Pacific Ethanol Imperial, LLC prior to December 1, 2009 shall be deducted from the $1,909,555.76 judgment amount.

2.   Mutual Releases.  Other than the obligations contained herein or arising out of this Agreement, including the consent judgment, the Parties hereby release each other and all of their past, present, and future shareholders, officers, directors, employees from and against any and all claims of every kind and nature, regardless of the legal theory upon which they are based, whether known or unknown, now existing or arising at any time in the future, arising out of any and all agreements, events, acts, omissions or conduct relating to, in connection with, or arising out of the subject matter of the Lawsuit, including but not limited to any claims for payment under the Payment Agreement or Joinder Agreement.

3.   No Release of Claims Against Pacific Ethanol Imperial, LLC.  The Parties expressly acknowledge and agree that nothing in this Agreement constitutes a release of Campbell-Sevey’s claims against Pacific Ethanol Imperial, LLC, including but not limited to claims made in Pacific Ethanol Imperial, LLC’s assignment for the benefit of creditors; provided, however, that upon PEI’s complete satisfaction of the consent judgment, the releases in paragraph 2 of this Agreement shall become effective as to Pacific Ethanol Imperial, LLC.  Further, concurrent with the filing of the consent judgment against PEI, Campbell-Sevey agrees to file a stipulation of dismissal without prejudice of its claims against Pacific Ethanol Imperial, LLC to become effective upon the court’s entry of the consent judgment.

4.   Acknowledgment and Waiver of Future Claims.  The Parties hereby acknowledge California Civil Code Section 1542, which provides:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  The Parties, having been made aware of California Civil Code Section 1542, hereby waive the provisions of said section and any all future claims based on, or in connection with, the subject matter of the Lawsuit.

5.   Future Discovery.  The Parties acknowledge that they may hereafter discover facts relating to the Lawsuit that occurred prior to the date of this Agreement and are different from, or in addition to, those which they now know or believe to be true, and the Parties agree that this Agreement shall be and remains effective and applicable in all respects, notwithstanding such different or additional facts, or the discovery thereof.

6.   Voluntarily and Knowingly.  The Parties acknowledges they have read this Agreement and understand all of its terms, and that this Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance.  Each Party to this Agreement has received independent legal advice from his, her or its attorney with respect to the legal consequences of making the settlement and release provided for herein and with respect to the execution of this Agreement.

7.   Warranty of Capacity to Execute Agreement.  The Parties represent and warrant that no other person or entity has or has had any interest to the claims, demands, obligations, or causes of action referred to in this Agreement, except as otherwise set forth herein, and that the parties have the sole right and exclusive authority to execute this Agreement and receive the sums specified herein, and that the Parties have not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action released or referred to in this Agreement.  The Parties represent and warrant that they have the legal power and authority to enter into and bind the parties to the terms and conditions contained in this Agreement.

8.   Construction.  The Parties agree that in the event of any dispute concerning the interpretation or construction of this Agreement, no presumption shall exist with respect to the party initially drafting the Agreement.  All Parties agree they have had ample opportunity to influence the choice of language and terms in this Agreement.

9.   Duty to Effectuate.  Each of the Parties agrees to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

10.   Sufficiency of Consideration.  Other than the terms set forth in this Agreement, the Parties each acknowledge and agree that no additional consideration is required or owing to the other, and that sufficient consideration has passed between them by virtue of this Agreement to render this Agreement valid and enforceable.

11.   Entire Agreement.  Except for those agreements expressly referenced herein, this Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the parties with regard to the subject matter hereof.  This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein.  The Agreement may not be modified except in a writing signed by a duly authorized officer of each of the parties.

12.   Governing Law and Forum.  This Agreement will be governed by and construed according to the laws of the State of Colorado without regard to choice of law principles.  The Parties agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in federal or state court within the State of Colorado.

13.   Attorney Fees.  Should any Party breach the terms of this Settlement Agreement, the breaching party shall be liable to the non-breaching party for damages.  Damages shall include but not be limited to, attorney fees and costs.

14.   Severable.  If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified so as to be rendered enforceable.

15.   Enforce According To Terms.  The Parties intend this Agreement to be enforced according to its terms.

16.   Successors and Assigns.  This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

17.   Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instruments signed by the party charged with the waiver or estoppel; no written waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

18.   Counterparts and Facsimile Signatures.  This Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same agreement.  A facsimile signature will be deemed as valid as an original signature.

19.   Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

Campbell-Sevey, Inc. By: /s/ Brian Ross Its: President Date: August 5, 2009	Pacific Ethanol, Inc. By: /s/ John T. Miller Its: COO Date: August 6, 2009

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 09-cv-00408-RPM
CAMPBELL-SEVEY, INC., a Minnesota Corporation, Plaintiff, v. PACIFIC ETHANOL, INC., a Delaware Corporation, and PACIFIC ETHANOL IMPERIAL, LLC, a California Limited Liability Corporation, Defendants.
CONSENT JUDGMENT

On February 26, 2009, Plaintiff Campbell-Sevey, Inc. (“Campbell-Sevey”) filed this action against Pacific Ethanol, Inc. (“PEI”) as guarantor under a certain Payment Agreement entered into between Campbell-Sevey, PEI and Pacific Ethanol Imperial, LLC.  Campbell-Sevey and PEI have entered into a Settlement Agreement pursuant to which they have agreed to settle the controversy between them based on certain terms and conditions, including the entry of the following Consent Judgment.

I.    CONSENT JUDGMENT

Having considered the matters, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.    This Court has jurisdiction over this action pursuant to 28 U.S.C. § 1331.

2.    This Court has personal jurisdiction over Campbell-Sevey and PEI and venue is proper in this District under 28 U.S.C. § 1391.

3.    Pursuant to the Settlement Agreement, judgment shall enter against PEI in the amount of $1,909,555.76.  However, pursuant to the Settlement Agreement, this amount of this judgment shall be reduced by any amounts Campbell-Sevey receives on its claims in the assignment for benefit of creditors by Pacific Ethanol Imperial, LLC.

4.    Pursuant to the Settlement Agreement, Campbell-Sevey (or its assignees, if any) shall not undertake any efforts to enforce or collect on this Consent Judgment until December 1, 2009.

5.    Campbell-Sevey is expressly permitted to assign or pledge (without further consent or notice) all or any portion of this judgment remaining outstanding at any time.

The Clerk of the Court is directed to enter this Consent Judgment forthwith.

IT IS SO ORDERED.

Dated: ___________________________, 2009

BY THE COURT: ________________________________ United States District Court Judge

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